As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Progenity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3950390
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

(Address of Principal Executive Offices, Zip Code)

Progenity, Inc. 2011 Incentive Stock Plan

Progenity, Inc. 2012 Stock Plan (as amended and restated)

Progenity, Inc. 2015 Consultant Stock Plan

Progenity, Inc. 2018 Equity Incentive Plan (as amended and restated)

Progenity, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

Harry Stylli, Ph.D.

Chairman and Chief Executive Officer

Progenity, Inc.

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

(Name and address of agent for service)

(855) 293-2639

(Telephone number, including area code, of agent for service)

Copies to:

Michelle Hodges Gibson, Dunn & Crutcher, LLP 3161 Michelson Drive Irvine, CA 92612-4412 (949) 451-3954	Clarke W. Neumann General Counsel Progenity, Inc. 4330 La Jolla Village Drive, Suite 200 San Diego, CA 92122 (855) 293-2639	Stephen W. Fackler Gibson, Dunn & Crutcher, LLP 1881 Page Mill Road Palo Alto, CA 94304-1203 (650) 849-5385

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
To be issued pursuant to future awards under the Progenity, Inc. 2018 Equity Incentive Plan, as amended and restated (the “2018 Plan”)	15,000,000	$8.87(3)	$133,050,000(3)	$17,269.89
To be issued pursuant to outstanding options under the Progenity, Inc. 2011 Incentive Stock Plan (the “2011 Plan”), the Progenity, Inc. 2012 Stock Plan, as amended and restated (the “2012 Plan”), the Progenity, Inc. 2015 Consultant Stock Plan (the “2015 Plan”) and the 2018 Plan (collectively the “Plans”)	3,859,761	$8.33(4)	$32,151,809.13(4)	$4,173.30
To be issued pursuant to outstanding restricted stock units under the 2018 Plan	1,095,095	$8.87(3)	$9,713,492.65(3)	$1,260.81
Progenity, Inc. 2020 Employee Stock Purchase Plan	5,000,000	$7.54(5)	$37,700,000(5)	$4,893.46
Previously issued and registered for resale (6)	1,573,863	$8.87(3)	$13,960,164.81(3)	$1,812.03
Total	26,528,719			$29,409.49

(1)

In addition to the number of shares of the common stock, par value $0.001 per share (the “Common Stock”) of Progenity, Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock, that may be granted pursuant to one of the compensatory stock plans listed above.

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on August 7, 2020.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price per option currently outstanding.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on August 7, 2020, such discount representing the maximum permissible discount offered pursuant to such plan.

(6)	Represents shares of restricted common stock issued to employees, consultants and directors of the Registrant pursuant to the 2011 Plan, 2012 Plan, 2015 Plan and 2018 Plan to be registered for resale.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Progenity, Inc. (the “Company” or the “Registrant”), relating to (i) 15,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), available for issuance pursuant to future awards to eligible persons under the Progenity, Inc. 2018 Equity Incentive Plan, as amended and restated (the “2018 Plan”), (ii) 3,859,761 shares of Common Stock issuable pursuant to outstanding options under the Progenity, Inc. 2011 Incentive Stock Plan (the “2011 Plan”), the Progenity, Inc. 2012 Stock Plan, as amended and restated (the “2012 Plan”), the Progenity, Inc. 2015 Consultant Stock Plan (the “2015 Plan”), and the 2018 Plan, (iii) 1,095,095 shares of Common Stock issuable pursuant to outstanding restricted stock units under the 2018 Plan, and (iv) 5,000,000 shares of Common Stock issuable to eligible persons under the Progenity, Inc. 2020 Employee Stock Purchase Plan (the “ESPP” and, together with the 2011 Plan, the 2012 Plan, the 2015 Plan and the 2018 Plan, the “Plans”). This Registration Statement also covers 1,573,863 shares of Common Stock previously issued under the Plans and registered for resale.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those Shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Stockholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

1,573,863 SHARES

PROGENITY, INC.

COMMON STOCK

This prospectus relates to 1,573,863 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of Progenity, Inc. (“we,” “us,” “our” or the “Company”) which may be offered from time to time by the Selling Stockholders of the Company, named herein, for such Selling Stockholders’ own account. We will not receive any proceeds from any sale of Common Stock offered pursuant to this prospectus.

The Selling Stockholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our Common Stock is quoted on The Nasdaq Global Market under the symbol “PROG.” On August 7, 2020, the closing price of our Common Stock was $9.09.

Investing in our Common Stock involves a high degree of risk. See the sections entitled “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” on page 4 of this prospectus to read about factors to consider in connection with purchasing our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 14, 2020

THE COMPANY

We are a biotechnology company with an established track record of success in developing and commercializing molecular testing products as well as innovating in the field of precision medicine. We believe that we are a market-leading provider of in vitro molecular tests designed to improve lives by providing actionable information that helps guide patients and physicians in making critical and timely medical decisions during various life stages, such as family planning, pregnancy, or navigating a complex disease diagnosis. Our vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies. We apply a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics, to our molecular testing products and to the development of a suite of investigational ingestible devices and drug/device combinations designed to provide precise diagnostic sampling and drug delivery solutions.

We were incorporated in Delaware in January 2012 under the name Ascendant MDx, Inc., and we later changed our name in August 2013 to Progenity, Inc. Through our predecessor, Ascendant MDx, a California corporation, we commenced our operations in 2010. Our corporate office is located at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, and our telephone number is (855) 293-2639. Our website is www.progenity.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. Additional information regarding Progenity is set forth in our Registration Statement on Form S-1, as amended (which is incorporated herein by reference).

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends and other information are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts, and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties, and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the documents incorporated by reference herein . Such risks, uncertainties, and other factors include, among others, the following risks, uncertainties, and factors:

•	the recent and ongoing COVID-19 pandemic and associated shelter-in-place orders;

•	our ability to develop and commercialize molecular testing products as well as innovate in the field of precision medicine;

•	the size and growth potential of the markets for our products and product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance and clinical utility of our products and product candidates, if approved;

•	coverage and reimbursement for our products and product candidates;

•	the performance of third parties in connection with the development of our products and product candidates, including third-party suppliers;

•	regulatory developments in the United States and foreign countries;

•	our ability to obtain and maintain regulatory approval or clearance of our products and product candidates on expected timelines;

•	our ability to improve and enhance our current products and product candidates;

•	our plans to research, develop, and commercialize new products and product candidates;

•	the development, regulatory approval, efficacy, and commercialization of competing products;

•	the outcome of pending investigations and legal proceedings;

•	the loss or retirement of key scientific or management personnel;

•	our ability to develop and maintain our corporate infrastructure, including maintaining effective internal control;

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; and

•

the risks and uncertainties discussed under the heading “Risk Factors” included in this prospectus and in our Registration Statement on Form S-1, as amended, and any other reports that we have filed or will file with the SEC, which are incorporated by reference herein.

There may be other factors that cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the documents incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus may not contain all of the risks, uncertainties, and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

All forward-looking statements in this prospectus and the documents incorporated by reference herein apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and any risk factors set forth in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from any sale of shares by the Selling Stockholders.

SELLING STOCKHOLDERS

The Common Stock being registered by this prospectus consists of 1,573,863 Shares that are currently held by the Selling Stockholders, and were issued to the Selling Stockholders pursuant to award agreements by and between the Company and the Selling Stockholders under one or more of the Plans in connection with their service with the Company. All of the Selling Stockholders are current or former employees, directors or consultants of the Company.

We are registering these Shares to permit the Selling Stockholders to resell these Shares when they deem appropriate. The Selling Stockholders may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Stockholders may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Stockholders may offer the Shares of Common Stock for sale under this prospectus.

Each of the Selling Stockholders hold less than 1% of the Company’s outstanding common stock and none of the Selling Shareholders are affiliates of the Company. The following table sets forth: (i) the name of each Selling Stockholder and (ii) the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus.

Selling Stockholder	Number of Shares Being Offered (1)
Troy Abrahams	7,250
Craig Adamski	1,213
James Affeld	39,651
Jeremy Baker	7,688
Melissa Beaver	52,655
Natalie Bowling	1,049
Angela Louise Bryan	2,528
Timothy Cloutier	3,189
John Connelly	21,850
Connie Cracolici	1,062
Shelly Denton	1,137
Stephanie Elliott	6,912
Alex Espinosa	1,618
Jesse Fenske	1,213
Zachery Fleener	18,500
Karol Ford	43,804
Kelly Ford	8,497
Eric Fox	61,514
Michael Fuller	3,776
Shruti Gandhi	2,360

Selling Stockholder	Number of Shares Being Offered (1)
George J. Gianakopoulos	6,474
Thomas Goodman	26,898
Shannon D. Goodwin	1,213
Robyn Hatton	3,780
Kristina Hawran	24,279
Hana Pak Henningfeld	1,508
Carol Holland	46,081
Laura Hsiao	40,465
Mark Irvine	20,232
Paul David Jackson	48,559
Jenna Jasinski-Bolak	3,557
Shanda R Joe	7,777
Jared Kearns	146,451
Caroline Kendall	1,398
Jung Kim	1,531
Angela Koehler	4,046
Chelsea Konke	16,186
Susan M. Lebold	185,938
Katherine Leever	1,250
Elizabeth Ann Lund	60,697
Allison Luo	6,312
Tobias Mann	48,809
Takayuki Matsuo	7,007
Lisa D. McDaniel	3,237
Elizabeth Opalka	11,764
Steven Owings	189,595
Peter Powers	1,820
Imran Rahman	6,928
Paul W. Rigler	1,213
Christopher L. Sansoucie	1,213
Nayrin Sarkisian	39,135
Matthew Sekedat	2,220
Timothy Sheets	40,466
Christiaan Simon	4,855
Denise Slack	62,989
Brian B. Slutsky	16,186
Mary Spencer	9,028
Aly Stigall	1,456
Sara Taylor	8,093
Susan Tillard	16,186
Jocelyn Tink	1,524
Andrew Voss	13,476
Heather Wallace	45,438

Selling Stockholder	Number of Shares Being Offered (1)
Heather Marie Walline	11,128
Heng Wang	3,877
Charles A. Wayland	19,390
Timothy Webster	28,161
Feray Welsh	2,913
Tiffanie Wilk	8,178
Stephanie Woods	1,798
Rayme Yarbrough	1,777
Jessica Zoladz	4,646
Holders with less than 1,000 Shares	17,259

(1)

The “Number of Shares Being Offered” reflects all shares beneficially owned by the Selling Stockholders as of August 13, 2019. Assuming all of the offered resale shares are sold by each Selling Stockholder and no other changes in the beneficial ownership of the Common Stock occur, no Selling Stockholder will beneficially own any shares of Common Stock after the offering.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of their shares acquired in connection with the provision of services to the Company. The Selling Stockholders may sell the Shares of Common Stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholders can presently estimate the amount of this compensation.

The Common Stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then-listed.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Common Stock less discounts and commissions, if any. The Selling Stockholders reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Stockholders.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The Shares to be offered or resold by means of this reoffer prospectus by the Selling Stockholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

We are being represented by Gibson, Dunn & Crutcher LLP, who will pass upon the validity of the Shares being offered by this prospectus.

EXPERTS

The consolidated financial statements of Progenity, Inc. as of December 31, 2018 and December 31, 2019, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 and December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report also refers to a change in the method of accounting for revenue due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASC 606), as amended.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) under the Exchange Act. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:

1. The prospectus dated June 19, 2020, filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), filed on June  22, 2020, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-238738), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 14, 2020;

3. Our Current Reports on Form 8-K, filed with the Commission on June 26, 2020 and July 24, 2020; and

4. The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 16, 2020, including any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our Common Stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Progenity, Inc.

4330 La Jolla Drive, Suite 200

San Diego, CA 92122

Attn: Clarke W. Neumann

(855) 293-2639

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The prospectus dated June 19, 2020, filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), filed on June 22, 2020, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-238738), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 14, 2020;

3. Our Current Reports on Form 8-K, filed with the Commission on June 26, 2020 and July 24, 2020; and

4. The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 16, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Registrant is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 6, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company’s organizational documents provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any and all of its officers and directors. The Company has entered into indemnification agreements with its officers and directors. The Company may, in its discretion, similarly indemnify its employees and agents. The Company’s Certificate of Incorporation also relieves the Company’s directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

The Company has purchased insurance policies that, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 26, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 26, 2020).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

Exhibit No.	Exhibit Description

99.1	Progenity, Inc. 2011 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed on May 27, 2020).

99.2	Progenity, Inc. 2012 Stock Plan (as amended and restated) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on May 27, 2020).

99.3	Progenity, Inc. 2015 Consultant Stock Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on May 27, 2020).

99.4	Third Amended and Restated Progenity, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed on June 15, 2020).

99.5	Progenity, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A filed on June 15, 2020).

*Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 14, 2020.

Progenity, Inc.

By:	/s/ Harry Stylli
Name:	Dr. Harry Stylli
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Harry Stylli, Eric d’Esparbes and Clarke W. Neumann, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Harry Stylli Dr. Harry Stylli	Chairman and Chief Executive Officer (Principal Executive Officer)	August 14, 2020

/s/ Eric d’Esparbes	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2020
Eric d’Esparbes

/s/ Jeffrey Alter	Director	August 14, 2020
Jeffrey Alter

Signature	Title	Date

/s/ John Bigalke	Director	August 14, 2020
John Bigalke

/s/ Jeffrey Ferrell Jeffrey Ferrell	Director	August 14, 2020

/s/ Brian L. Kotzin Dr. Brian L. Kotzin	Director	August 14, 2020

/s/ Samuel Nussbaum Dr. Samuel Nussbaum	Director	August 14, 2020

/s/ Lynne Powell Lynne Powell	Director	August 14, 2020